As filed with the Securities and Exchange Commission on March 23, 2000 Registration No. 333-30644

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   ----------


                               Amendment No. 1 to
                         Form S-3 Registration Statement
                        Under the Securities Act of 1933

                                   ----------

                              TERA COMPUTER COMPANY
             (Exact name of registrant as specified in its charter)

                                   ----------

  WASHINGTON                                           93-0962605
  (State or other jurisdiction                         (IRS Employer
  of incorporation or organization)                    Identification No.)

                             411 First Avenue South
                                    Suite 600
                                Seattle, WA 98104
                           (206) 701-2000 (telephone)
                           (206) 701-2500 (facsimile)
                 (Address, including zip code, and telephone and
                   facsimile numbers, including area code, of
                          principal executive offices)

                                   ----------

                   Kenneth W. Johnson, Chief Financial Officer
                              Tera Computer Company
                             411 First Avenue South
                                    Suite 600
                                Seattle, WA 98104
                           (206) 701-2000 (telephone)
                           (206) 701-2500 (facsimile)
                       (Name, address, including zip code,
               and telephone and facsimile numbers, including area
                           code, of agent for service)

                                    Copy to:
                               Christopher J. Voss
                                 Stoel Rives LLP
                          One Union Square, 36th Floor
                             Seattle, WA 98101-3197
                           (206) 624-0900 (telephone)
                           (206) 386-7500 (facsimile)

        Approximate date of commencement of proposed sale to the public:
      From time to time after this registration statement becomes effective

If the only securities being registered on this Form are to be offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with a dividend or interest reinvestment plan, check the following box. [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]


The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said section 8(a), may determine.

PROSPECTUS, Subject to Completion, dated March 23, 2000


                              TERA COMPUTER COMPANY

                        5,556,875 shares of Common Stock


         These shares of Common Stock are being offered and sold from time to time by certain of our current shareholders.

         The selling shareholders may sell the shares from time to time at fixed prices, market prices, prices computed with formulas based on market prices, or at negotiated prices, and may engage a broker or dealer to sell the shares. For additional information on the selling shareholders' possible methods of sale, you should refer to the section of this prospectus entitled "Plan of Distribution" on page 6. We will not receive any proceeds from the sale of the shares, but will bear the costs relating to the registration of the shares.


         Our Common Stock is traded on the Nasdaq National Market under the symbol "TERA." On March 21, 2000, the closing price for our Common Stock was $6.03125 per share.


                         -------------------------------

         The shares offered in this prospectus involve a high degree of risk. You should carefully consider the "Risk Factors" contained in our Quarterly Report on Form 10-Q for the quarterly period ended September 30, 1999 filed with the Securities and Exchange Commission on November 15, 1999 and in our future filings made with the Securities and Exchange Commission, which are incorporated by reference in this prospectus, in determining whether to purchase shares of our Common Stock.

                         -------------------------------

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved the shares, or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

                         -------------------------------

                   The date of this Prospectus is _____, 2000.

                                TABLE OF CONTENTS



Section                                                               Page
-------                                                               ----
Our Business ....................................................        3
Selling Shareholders ............................................        3
Plan of Distribution ............................................        7
Experts .........................................................        9
Limitation of Liability and Indemnification .....................        9
Information Incorporated by Reference ...........................       10
Available Information ...........................................       11



         You should rely only on information contained or incorporated by reference in this prospectus. See "Information Incorporated by Reference" on page 10. Neither Tera nor the selling shareholders have authorized any other person to provide you with information different from that contained in this prospectus.


         The shares of Common Stock are not being offered in any jurisdiction where the offering is not permitted.

                                  OUR BUSINESS

         Tera Computer Company designs, builds and sells high-performance computer systems, sometimes referred to as "supercomputers." Our executive offices are located at Merrill Place, Suite 600, 411 First Avenue South, Seattle, WA 98104-2860, and our telephone number is (206) 701-2000.

                              SELLING SHAREHOLDERS


         On February 2, 2000, we issued an aggregate of 5,226,875 shares of our common stock to 28 investors in a private placement (the "February Placement") that is described more fully in our Current Report on Form 8-K for the event of February 2, 2000, as filed with the Securities and Exchange Commission on February 15, 2000. Except as noted below, each investor acquired the number of shares of our common stock set forth opposite their respective names under the heading "Shares Being Offered" on the selling shareholder table below.

         At various times during 1999, we issued warrants to purchase shares of our common stock to another ten of the selling shareholders listed on the table below in consideration for financial consulting and related services.


         The following table sets forth certain information as of February 3, 2000 regarding the selling shareholders' ownership of our common stock and as adjusted to reflect the selling shareholders ownership of our common stock if all shares covered by this prospectus are sold. The shares covered by this prospectus include:


         o shares of common stock issued to certain of the selling shareholders in the February Placement;


         o shares of common stock issuable upon exercise of warrants issued to certain of the selling shareholders as payment for consulting services in January 1999;

         o shares of common stock issuable upon exercise of warrants issued to certain of the selling shareholders as payment for consulting services in March 1999; and

         o shares of common stock issuable upon exercise of a warrant issued to certain of the selling shareholders for services in connection with a private placement of the Company's securities.

         The selling shareholders' percentage of ownership after this offering is based on 31,430,021 shares of common stock that were outstanding as of February 3, 2000, and assumes no exercise of any outstanding options or warrants after February 3, 2000.

                                                                                     Ownership After Offering
                                              Shares                                   if All Shares Offered
                                      Owned Prior to           Shares Being               Hereby Are Sold
Selling Shareholder                         Offering                Offered         Shares                Percent
-------------------                        ---------              ---------      ---------              ---------

Banca del Gottardo (1)                     4,867,900              2,391,875      2,476,025                   (1)

Castle Creek Technology
Partners LLC (2)                             773,422                280,000        493,422                    1.6%

William David Corbett                         25,000                 25,000              0                    0

Cranshire Capital, L.P. (3)                  280,000                280,000              0                    0

Angel Cruz                                         0                 57,000              0                    0

DM Management, LLC (4)                       130,000                130,000              0                    0

EDJ Limited (5)                               50,000                 50,000              0                    0

Jack E. Erlanger                              25,000                 25,000              0                    0

Nathan Goldstein                                   0                  6,000              0                    0

Harpel Family Partnership
(6)                                           76,450                 29,840         46,610                    *

Harpel International, L.P.
(6)                                           37,978                 16,140         21,838                    *

Harpel Partners, L.P. (6)                    345,109                107,820        237,239                    *

Harpel Select Growth, L.P.
(6)                                          152,132                 46,200        105,932                    *

Headwater Holdings, LLC
(7)                                          200,000                200,000              0                    0

William Hott                                  40,000                 40,000              0                    0

JMG Capital Partners, L.P.
(8)                                          100,000                100,000              0                    0

JMG Triton Offshore Fund
Ltd. (9)                                     100,000                100,000              0                    0

Anthony J. Kirincic                                0                  6,000              0                    0

Kirlin Securities, Inc. (10)                       0                 20,000              0                    0


                                                                                     Ownership After Offering
                                              Shares                                   if All Shares Offered
                                      Owned Prior to           Shares Being               Hereby Are Sold
Selling Shareholder                         Offering                Offered         Shares                Percent
-------------------                        ---------              ---------      ---------              ---------

David O. Lidner                                    0                  6,000              0                    0

Ivan Lieberburg                               25,000                 25,000              0                    0

Christopher A. Marlett
Living Trust                                  30,000                 30,000              0                    0

MDB Capital Group, LLC
(11)                                          20,000                 20,000              0                    0

Montrose Investments Ltd.
(12)                                         800,000                400,000        400,000                    1.3%

Nob Hill Capital
Associates, L.P. (13)                         15,000                 15,000              0                    0

Nob Hill Capital Partners,
L.P. (13)                                     85,000                 85,000              0                    0

Thomas Parigian                                    0                 64,000              0                    0

Timothy R. Pask                               30,000                 30,000              0                    0

Thomas Poletti                                     0                  5,000              0                    0

Photiney Poliak                                    0                  5,000              0                    0

Denise Reilly                                      0                 31,000              0                    0

Raymond Scott                                 50,000                 50,000              0                    0

Gary J. Shemano aka The
Shemano Group Investment
Account (14)                                 100,000                100,000              0                    0

David Stefansky                               50,000                 50,000              0                    0

Strong River Investments                     811,864                600,000        211,864                    *
(15)

Trans-Union Group, Inc.                       20,000                 20,000              0                    0
(16)

Viviana Partners, L.P. (17)                   50,000                 50,000              0                    0


                                                                                     Ownership After Offering
                                              Shares                                   if All Shares Offered
                                      Owned Prior to           Shares Being               Hereby Are Sold
Selling Shareholder                         Offering                Offered         Shares                Percent
-------------------                        ---------              ---------      ---------              ---------

Von Graffenried AG
Privatbank (18)                               60,000                 60,000              0                    0

-------------------------
* Less than 1%


(1) Banca del Gottardo has represented to us that it has purchased our common stock for its own account and on behalf of its private banking and other clients, that it possesses neither investment nor voting power with respect to these securities, and that neither Banca del Gottardo nor any client or group of affiliated clients owns more than one percent of our outstanding shares of common stock.

(2)      Voting and/or investment power held by Daniel Asher and John Ziegelman.

(3) Voting and/or investment power held by Downsview Capital, Inc. (Mitchell P. Kopin is sole shareholder, officer and director).

(4)      Voting and/or investment power held by Robert L. Miller and Marc S.
         Drier

(5)      Voting and/or investment power held by Jeffrey H. Porter.

(6)      Voting and/or investment power held by James W. Harpel.

(7)      Voting and/or investment power held by Jeff Goshay.

(8)      Voting and/or investment power held by Jonathan M. Glaser, Member
         Manager.

(9)      Voting and/or investment power held by Roger Richter.

(10)     Voting and/or investment power held by Anthony Kirincic.

(11) Voting and/or investment power held by Chris Marlett, Dyana Marlett, Anthony DiGandomenico and James D. Bowyer. MDB Capital Group is an NASD registered broker/dealer. The above-named individuals are NASD registered persons.

(12) Voting and/or investment power held by Harlan B. Korenvacs, Kenneth M. Hirsh, Laurence H. Lebowitz, William E. Rose, Richard L. Booth, David
         C. Haley and Jamiel A. Akhtar.

(13)     Voting and/or investment power held by Stephen R. Mittel.

(14) Voting and/or investment power held by Gary Shemano, aka Shemano Group Investment Account.

(15) Voting and/or investment power held by Tom Waugh, Managing Director, Cavallo Capital Corp.

(16) Voting and/or investment power held by Robert Yin Chin Lee and Robert Hsiang Lin Wu.

(17)     Voting and/or investment power held by Stuart Zimmerman.

(18)     Voting and/or investment power held by Peter L. Heller and Fritz
         Rudolf.



         The shares of common stock listed as owned by Banca del Gottardo after this offering, together with 1,241,111 shares issuable upon exercise of warrants, have been registered for offer and sale by Banca del Gottardo in Registration

Statements on Form S-3, Registration Nos. 333-76223 and 333-83521. Banca del Gottardo has represented to us that it has purchased our common stock for its own account and on behalf of its private banking and other clients, that it possesses neither investment nor voting power with respect to these securities, and that neither Banca del Gottardo nor any client or group of affiliated clients owns more than one percent of our outstanding shares of common stock.


         The shares of common stock listed as owned by Castle Creek Technology Partners LLC, DM Management, LLC, Harpel Family Partnership, Harpel International, L.P., Harpel Partners, L.P.,Harpel Select Growth, L.P., Montrose Investments Ltd. and Strong River Investments after this offering have been registered for offer and sale by these selling shareholders in a Registration Statement on Form S-3, Registration No. 333-83521.

         Except as set forth below, none of the selling shareholders has held any positions or office or had any other material relationship with us or any of our affiliates within the past three years:

         o On February 2, 2000, Castle Creek Technology Partners LLC filed a Schedule 13 G/A, indicating that it had beneficial ownership of 1,552,744 shares, or 6.2%, of our outstanding common stock.

         In recognition of the fact that the selling shareholders may wish to be legally permitted to sell their shares when they deem appropriate, we have agreed with the selling shareholders to file with the Securities and Exchange Commission ("SEC"), under the Securities Act of 1933 (the "Securities Act"), a registration statement on Form S-3, of which this prospectus forms a part, with respect to the resale of the shares, and have agreed to prepare and file such amendments and supplements to the registration statement as may be necessary to keep the registration statement effective until the shares are no longer required to be registered for sale by the selling shareholders.

                              PLAN OF DISTRIBUTION

         Tera is registering the shares covered by this prospectus for the selling shareholders. As used in this prospectus, "selling shareholders" includes the pledgees, donees, transferees or others who may later hold the selling shareholders' interest. Tera will pay the costs and fees of registering the shares, but the selling shareholders will pay any brokerage commissions, discounts or other expenses relating to the sale of the shares. Tera and the selling shareholders each have agreed to indemnify the other against certain liabilities, including liabilities arising under the Securities Act, that relate to statements or omissions in the registration statement of which this prospectus forms a part.

         The selling shareholders may sell the shares in the over-the-counter market or otherwise, at market prices prevailing at the time of sale, at prices related to prevailing market prices, or at negotiated prices. In addition, the selling shareholders may sell some or all of their shares through:

         o a block trade in which a broker-dealer may resell a portion of the block, as principal, in order to facilitate the transaction;

         o purchases by a broker-dealer, as principal, and resale by the broker-dealer for its account; or

         o ordinary brokerage transactions and transactions in which a broker solicits purchases.

         When selling the shares, the selling shareholders may enter into hedging transactions. For example, the selling shareholders may:

         o enter into transactions involving short sales of the shares by broker-dealers;

         o sell shares short themselves and redeliver such shares to close out their short positions;

         o enter into option or other types of transactions that require the selling shareholder to deliver shares to a broker-dealer, who will then resell or transfer the shares under this prospectus; or

         o loan or pledge the shares to a broker-dealer, who may sell the loaned shares or, in the event of default, sell the pledged shares.

         The selling shareholders may negotiate and pay broker-dealers commissions, discounts or concessions for their services. Broker-dealers engaged by the selling shareholders may allow other broker-dealers to participate in resales. However, the selling shareholders and any broker-dealers involved in the sale or resale of the shares may qualify as "underwriters" within the meaning of the Section 2(a)(11) of the Securities Act. In addition, the broker-dealers' commissions, discounts or concessions may qualify as underwriters' compensation under the Securities Act. If the selling shareholders qualify as "underwriters," they will be subject to the prospectus delivery requirements of Section 5(b)(2) of the Securities Act.

         In addition to selling their shares under this prospectus, the selling shareholders may:

         o agree to indemnify any broker-dealer or agent against certain liabilities related to the selling of the shares, including liabilities arising under the Securities Act;

         o transfer their shares in other ways not involving market makers or established trading markets, including directly by gift, distribution, or other transfer; or

         o sell their shares under Rule 144 of the Securities Act rather than under this prospectus, if the transaction meets the requirements of Rule 144.

         Upon notification by a selling shareholder that any material arrangement has been entered into with a broker-dealer for the sale of the shares through a block trade, special offering, exchange distribution or secondary distribution or a purchase by a broker or dealer, we will file a supplement to this prospectus, if required, pursuant to Rule 424(b) under the Securities Act, disclosing the material terms of the transaction. In addition, we will file a supplement to this prospectus if a selling shareholder notifies us that a donee or pledgee intends to sell more than 500 shares.

                                     EXPERTS

         The balance sheets of Tera Computer Company as of December 31, 1997 and 1998 and the related statements of operations, stockholders' equity and cash flows for each of the three years in the period ended December 31, 1998, incorporated by reference into this prospectus, have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report with respect thereto, which report includes an explanatory paragraph concerning our ability to continue as a going-concern and has been incorporated in reliance on the report of such firm given upon their authority as experts in accounting and auditing.

                   LIMITATION OF LIABILITY AND INDEMNIFICATION

         Our Restated Articles of Incorporation provide that, to the fullest extent permitted by the Washington Business Corporation Act, our directors will not be liable for monetary damages to Tera or its shareholders, excluding, however, liability for acts or omissions involving intentional misconduct or knowing violations of law, illegal distributions or transactions from which the director receives benefits to which the director is not legally entitled. Our Restated Bylaws provide that Tera will indemnify its directors and, by action of the Board of Directors, may indemnify its officers, employees and other agents to the fullest extent permitted by applicable law, except for any legal proceeding that is initiated by such directors, officers, employees or agents without authorization of the Board of Directors.

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of Tera pursuant to the foregoing provisions, or otherwise, we have been advised that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

                      INFORMATION INCORPORATED BY REFERENCE

         The SEC allows us to "incorporate by reference" our publicly-filed reports into this prospectus, which means that information included in those reports is considered part of this prospectus. Information that we file with the SEC subsequent to the date of this prospectus will automatically update and supersede the information contained in this prospectus. We incorporate by reference the documents listed below and any future filings made with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 until the selling shareholders have sold all the shares.

         The following documents filed with the SEC are incorporated by reference in this prospectus:

         1. Our Annual Report on Form 10-K for the year ended December 31, 1998 and Amendments 1 and 2 thereto as filed with the SEC on August 17, 1999 and August 26, 1999, respectively;

         2. Our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 1999 and Amendment No. 1 thereto filed with the SEC on August 16, 1999;

         3. Our Quarterly Report on Form 10-Q for the quarterly periods ended June 30, 1999 and September 30, 1999;


         4. Our Current Report on Form 8-K for the event of March 1, 2000, as filed with the SEC on March 3, 2000;

         5. Our Current Report on Form 8-K for the event of February 2, 2000, as filed with the SEC on February 15, 2000;

         6. Our Current Report on Form 8-K for the event of May 21, 1999, as filed with the SEC on July 21, 1999;

         7. Our Current Report on Form 8-K for the event of June 25, 1999, as filed with the SEC on June 29, 1999;

         8. Our Current Report on Form 8-K for the event of June 21, 1999, as filed with the SEC on June 30, 1999;

         9. Our Current Report on Form 8-K for the event of March 22, 1999, as filed with the SEC on March 25, 1999;

         10. Our Current Report on Form 8-K for the event of March 10, 1999, as filed with the SEC on March 25, 1999; and

         11. The description of our common stock set forth in our Registration Statement on Form SB-2 (Registration No. 33-95460-LA), including any amendment or report filed for the purpose of updating such description, as incorporated by reference in our Registration Statement on Form 8-A (Registration No. 0-26820), including the amendment thereto on Form 8-A/A.


         We will furnish without charge to you, on written or oral request, a copy of any or all of the documents incorporated by reference, other than exhibits to such documents. You should direct any requests for documents to Investor Relations, Tera Computer Company, 411 First Avenue South, Suite 600, Seattle, Washington 98104, Telephone (206) 701-2000.

         The information relating to Tera contained in this prospectus is not comprehensive and should be read together with the information contained in the incorporated documents.

                              AVAILABLE INFORMATION

         This prospectus is part of a Registration Statement on Form S-3 that we filed with the SEC. Certain information in the Registration Statement has been omitted from this prospectus in accordance with SEC rules.

         We file annual, quarterly and special reports and other information with the SEC. You may read and copy the Registration Statement and any other document that we file at the SEC's public reference rooms located at Room 1024, Judiciary Plaza, 450 Fifth Street N.W., Washington, D.C. 20549; 7 World Trade Center, Suite 1300, New York, New York 10048; and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. Our

SEC filings are also available to you free of charge at the SEC's web site at http://www.sec.gov.

         Statements contained in this prospectus as to the contents of any contract or other document referred to are not necessarily complete. You should refer to the copy of such contract or other document filed as an exhibit to the Registration Statement.

                                     PART II

                   INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 14.    Other Expenses of Issuance and Distribution.
            -------------------------------------------

         All expenses in connection with the issuance and distribution of the securities being registered will be paid by the Company. The following is an itemized statement of these expenses (all amounts are estimated except for the SEC and Nasdaq listing fees):

         SEC Registration fee.....................................       $ 9,449

         Nasdaq listing fee.......................................       $17,500

         Legal fees...............................................       $ 8,000

         Accountant's Fees........................................       $ 3,000

         Printing Fees............................................       $     0

         Miscellaneous............................................       $    51

         Total....................................................       $38,000


Item 15.    Indemnification of Officers and Directors.
            -----------------------------------------

         Article XII of the Company's Restated Articles of Incorporation and
Section 11 of the Company's Restated Bylaws require indemnification of directors, officers, employees and agents of the Company to the fullest extent permitted by the Washington Business Corporation Act (the "Act"). Sections 23B.08.500 through 23B.08.600 of the Act authorize a court to award, or a corporation's board of directors to grant, indemnification to directors and officers on terms sufficiently broad to permit indemnification under certain circumstances for liabilities arising under the Securities Act.

         Section 23B.08.320 of the Act authorizes a corporation to limit a director's liability to the corporation or its shareholders for monetary damages for acts or omissions as a director, except in certain circumstances involving intentional misconduct, self-dealing or illegal corporate loans or distributions, or any transaction from which the director personally receives a benefit in money, property or services to which the director is not legally entitled.

Article XI of the Company's Restated Articles of Incorporation contains provisions implementing, to the fullest extent permitted by Washington law, such limitations on a director's liability to the Company and its shareholders.


Item 16.          Exhibits.
                  --------

         3.1      Restated Articles of Incorporation of the Company (1)

         3.2      Restated Bylaws of the Company (1)


         5        Opinion on Legality (2)

         10.1 Form of Registration Rights Agreement, dated January 21, 2000 between the Company and certain selling shareholders (and schedule of similar Agreements) (3)

         10.2 Form of Purchase Agreement, dated January 21, 2000, between the Company and certain selling shareholders (and schedule of similar Agreements) (3)

         10.3     Form of Warrant, between the Company and DM Management, LLC
                  (4)


         10.4 Form of Warrant, between the Company and Certain selling shareholders (and schedule of similar Warrants) (2)

         23       Consent of Deloitte & Touche LLP (5)

         24       Power of Attorney (2)

------------------

(1) Incorporated by reference to the Company's Current Report on Form 8-K for the event of May 21, 1999, filed with the Commission on July 21, 1999.

(2) Incorporated by reference to the Company's Registration Statement on Form S-3, Registration No. 333-30644, filed with the Commission on February 17, 2000.

(3) Incorporated by reference to the Company's Current Report on Form 8-K for the event of February 2, 2000, filed with the Commission on February 15, 2000.

(4) Incorporated by reference to Exhibit 10.2 on the Company's Current Report on Form 8-K for the event of June 21, 1999, filed with the Commission on June 30, 1999.

(5)      To be filed by amendment.


Item 17.    Undertakings.
            ------------

         (a)      The undersigned registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement

                           (i)      To include any prospectus required by
                                    Section 10(a)(3) of the Securities Act of
                                    1933;

                           (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) that, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement; and

                           (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

                           provided, however, that paragraphs (a)(1)(i) and
                           (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement;

                  (2) That, for the purpose of determining any liability under the Securities Act, each post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.

         (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question, whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Seattle, State of Washington, on March 22, 2000.


                                        TERA COMPUTER COMPANY


                                        By: /s/ JAMES E. ROTTSOLK
                                            ------------------------------------
                                                James E. Rottsolk
                                                Chief Executive Officer

         Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated below on the 22nd day of March, 2000:

Signature and Title


          *
-----------------------------
Terren S. Peizer, Chairman
of the Board of Directors


              *                                                  *
------------------------------                    ------------------------------
Burton J. Smith, Director                         Daniel J. Evans, Director


/S/ JAMES E. ROTTSOLK                                            *
------------------------------                    ------------------------------
James E. Rottsolk                                 Kenneth W. Kennedy, Director
Chief Executive Officer and Director


/S/ KENNETH W. JOHNSON                                           *
------------------------------                    ------------------------------
Kenneth W. Johnson                                John W. Titcomb, Jr., Director
Chief Financial Officer


/S/ PHILISSA SARGIN                                              *
------------------------------                    ------------------------------
Philissa Sargin                                   David N. Cutler, Director
Chief Accounting Officer


              *                                                  *
------------------------------                    ------------------------------
Stephen C. Kiely, Director                        Dean D. Thornton, Director


/S/ JAMES E. ROTTSOLK
------------------------------
* By: James E. Rottsolk
      Attorney-in-Fact